SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 10, 2004
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

ITEM 5:    OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 10, 2004 the Registrant issued a press release rejecting as slanderous and malicious a lawsuit filed June 9, 2004 in San Diego federal court by a New York-based human rights activist group. The Registrant also stated that is is examining its options for sanctions against the lawyers who participated in the filing of the lawsuit. A copy of the Registrant's press release is attached as Exhibit 99 to this current report on Form 8-K.

EXHIBITS

Exhibit Number

99	Press Release dated June 10, 2004 stating the Registrant's rejection of a lawsuit filed by a New York-based human rights activist group as slanderous and malicious

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Jeffrey P. Elefante

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary